                                EXHIBIT (8)(D)
                                --------------

               Amended Schedule A to Participation Agreement by and between Variable Insurance Products Fund III, Fidelity Distributors Corporation and PFL Life Insurance Company.

                       PARTICIPATION AGREEMENT ADDENDUM

                                  SCHEDULE A
                                  ----------
                  Separate Accounts and Associated Contracts
                  ------------------------------------------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated March 21, 1997 among Variable Insurance Products Fund III, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                            Date of Resolutions of
                                                            Company's Board which
      Name of Contracts           Name of Accounts          established the Accounts
      -----------------           ----------------          ------------------------
   Fidelity Income Plus           Fidelity Variable Annuity  August 24, 1979 (by an
Individual Variable Annuity              Account              affiliate subsequently
      Contracts                                             acquired by the Company)

  PFL Retirement Builder           PFL Retirement Builder
 Individual Variable Annuity      Variable Annuity Account        March 29, 1996
      Contracts


  PFL Retirement Builder           PFL Retirement Builder
 Immediate Variable Annuity       Variable Annuity Account        March 29, 1996
      Contracts


  Portfolio Select Individual      PFL Retirement Builder
 Variable Annuity Contracts       Variable Annuity Account        March 29, 1996

In witness whereof, we have hereunto set our hand as of the dates indicated:


PFL Life Insurance Company              Variable Insurance Products Fund III

By: /s/ [SIGNATURE ILLEGIBLE]^^         By: /s/ [SIGNATURE ILLEGIBLE]^^
    ------------------------------          ---------------------------

Title:  President                       By:     Senior Vice President
       ---------------------------          ---------------------------

Date:   3/12/99                         Date:   3/9/99
      ----------------------------            -------------------------


Fidelity Distributors Corporation

By: /s/ [SIGNATURE ILLEGIBLE]^^
    ------------------------------

Title: Vice President
       ---------------------------

Date:  3/4/99
       ---------------------------